EX-99.B-77D(g)

SUB-ITEM 77D(g): Any other investment policy set forth in the registrant’s charter, by-laws or prospectus.

IVY FUNDS

Supplement dated April 1, 2015 to the

Ivy Funds Prospectus

dated July 31, 2014

and as supplemented August 4, 2014, November 14, 2014 and December 12, 2014

The following is inserted as a new bullet point immediately following the “Liquidity Risk” bullet point of the “Ivy Bond Fund — Principal Investment Risks” section on page 49:

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Low-Rated Securities Risk. In general, low-rated debt securities (commonly referred to as “high-yield” or “junk” bonds) offer higher yields due to the increased risk that the issuer will be unable to meet its obligations on interest or principal payments at the time called for by the debt instrument. For this reason, these securities are considered speculative and could significantly weaken the Fund’s returns. In adverse economic or other circumstances, issuers of these low-rated securities and obligations are more likely to have difficulty making principal and interest payments than issuers of higher-rated securities and obligations. In addition, these low-rated securities and obligations may fluctuate more widely in price and yield than higher-rated securities and obligations and may fall in price during times when the economy is weak or is expected to become weak. Issuers of securities that are in default or have defaulted may fail to resume principal or interest payments, in which case the Fund may lose its entire investment.

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The following bullet point is inserted as a new bullet point immediately preceding the “Management Risk” bullet point of the “Additional Information about Principal Investment Strategies, Other Investments and Risks — Ivy Bond Fund — Principal Risks” section on page 175 and deleted from the “Non-Principal Risks” section on page 175:

■	Low-Rated Securities Risk

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The following bullet point is inserted as a new bullet point immediately following the “Derivatives Risk” bullet point of the “Additional Information about Principal Investment Strategies, Other Investments and Risks — Ivy Municipal Bond Fund — Non-Principal Risks” section on page 179:

■	Investment Company Securities Risk

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The following bullet point is inserted as a new bullet point immediately following the “Russia Investment Risk” bullet point of the “Additional Information about Principal Investment Strategies, Other Investments and Risks — Ivy Emerging Markets Equity Fund — Non-Principal Risks” section on page 182:

■	Shanghai-Hong Kong Stock Connect Program Risk

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The following bullet point is inserted as a new bullet point immediately following the “Mid Size Company Risk” bullet point of the “Additional Information about Principal Investment Strategies, Other Investments and Risks — Ivy International Core Equity Fund — Non-Principal Risks” section on page 185:

■	Shanghai-Hong Kong Stock Connect Program Risk

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The following is inserted as a new section immediately following the “Additional Information about Principal Investment Strategies, Other Investments and Risks — Defining Risks — Sector Risk” section on page 206:

Shanghai-Hong Kong Stock Connect Program Risk — The Shanghai-Hong Kong Stock Connect Program (Connect Program) is subject to quota limitations, and an investor cannot purchase and sell the same security on the same trading day, which may restrict the Fund’s ability to invest in China A-shares through the Connect Program and to enter into or exit trades on a timely basis. The Shanghai market may be open at a time when the Connect Program is not trading, with the result that prices of China A-shares may fluctuate at times when the Fund is unable to add to or exit its position. Only certain China A-shares are eligible to be accessed through the Connect Program. Such securities may lose their eligibility at any time, in which case they could be sold, but could no longer be purchased through the Connect Program. Because the Connect Program is new, the actual effect on the market for trading China A-shares with the introduction of large numbers of foreign investors is unknown. In addition, there is no assurance that the necessary systems required to operate the Connect Program will function properly or will continue to be adapted to changes and developments in both markets. In the event that the relevant systems do not function properly, trading through the Connect Program could be disrupted.

The Connect Program is subject to regulations promulgated by regulatory authorities for both exchanges and further regulations or restrictions, such as limitations on redemptions or suspension of trading, may adversely impact the Connect Program, if the authorities believe it necessary to assure orderly markets or for other reasons. There is no guarantee that both exchanges will continue to support the Connect Program in the future. Investments in China A-shares may not be covered by the securities investor protection programs of either exchange and, without the protection of such programs, will be subject to the risk of default by the broker. Because of the way in which China A-shares are held in the Connect Program, the Fund may not be able to exercise the rights of a shareholder and may be limited in its ability to pursue claims against the issuer of a security, and may suffer losses in the event the depository of the Shanghai Stock Exchange becomes insolvent.

Because all trades on the Connect Program in respect of eligible China A-shares must be settled in Renminbi (RMB), the Chinese currency, investors must have timely access to a reliable supply of offshore RMB, which cannot be guaranteed.

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The following replaces the first bullet point of the “Your Account — Choosing a Share Class — Sales Charge Waivers for Certain Investors — Class A shares may be purchased at NAV by:” section on page 218:

■	Shareholders investing through certain investment advisers and broker-dealers in advisory accounts, wrap accounts and asset allocation programs that charge asset-based fees.

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The following replaces the third bullet point of the “Your Account — Choosing a Share Class — Sales Charge Waivers for Certain Investors — Class A shares may be purchased at NAV by:” section on pages 218-219:

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Current or retired Trustees of the Trust (or retired directors or trustees of any entity to which the Trust or a Fund is the successor), directors of affiliated companies of the Trust, or of any affiliated entity of IFDI, current and certain retired employees of IFDI and its affiliates, current and certain retired financial advisors of Waddell & Reed and its affiliates and the spouse, children, parents, children’s spouses and spouse’s parents of each (including purchases into certain retirement plans and certain trusts for these individuals), the employees of financial advisors of Waddell & Reed, and former participants in the Waddell & Reed Financial, Inc. 401(k) and Thrift Plan and/or the Waddell & Reed Financial, Inc. Retirement Income Plan who are transferring plan assets into an IRA through Waddell & Reed.

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The following replaces the ninth full bullet point of the “Your Account — Choosing a Share Class — Sales Charge Waivers for Certain Investors — Class A shares may be purchased at NAV by:” section on page 219:

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Retirement plan accounts held in, and shareholders investing through direct transfers from, the Waddell & Reed Advisors Retirement Plan, Innovator Advantage Plan and Flexible Advantage Plan offered and distributed by Nationwide Investment Services Corporation through Nationwide Trust Company, FSB (“Nationwide Retirement Plans”), or in and from the Waddell & Reed Advisors Express Plan, Select Plan, and Advantage Plan offered and distributed by Securian Retirement Services, a business unit of Minnesota Life Insurance Company (“Securian Retirement Plans”).

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The following is inserted as a new sentence following the last sentence of the first paragraph of the “Your Account — Choosing a Share Class — Contingent Deferred Sales Charge” section on page 220:

This may depend on the policies, procedures and trading platforms of your financial intermediary. Please consult your financial advisor.

*****

The second bullet point of the “Your Account — Choosing a Share Class — Class C Shares” section on page 222 is deleted in its entirety.

IVY FUNDS

Supplement dated April 1, 2015 to the

Ivy Mid Cap Income Opportunities Fund Prospectus

dated October 1, 2014

and as supplemented November 14, 2014

The following replaces the first bullet point of the “Your Account — Choosing a Share Class — Sales Charge Waivers for Certain Investors — Class A shares may be purchased at NAV by:” section on page 16:

■	Shareholders investing through certain investment advisers and broker-dealers in advisory accounts, wrap accounts and asset allocation programs that charge asset-based fees.

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The following replaces the third bullet point of the “Your Account — Choosing a Share Class — Sales Charge Waivers for Certain Investors — Class A shares may be purchased at NAV by:” section on page 16:

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Current or retired Trustees of the Trust (or retired directors or trustees of any entity to which the Trust or one of the Ivy Funds is the successor), directors of affiliated companies of the Trust, or of any affiliated entity of IFDI, current and certain retired employees of IFDI and its affiliates, current and certain retired financial advisors of Waddell & Reed and its affiliates and the spouse, children, parents, children’s spouses and spouse’s parents of each (including purchases into certain retirement plans and certain trusts for these individuals), the employees of financial advisors of Waddell & Reed, and former participants in the Waddell & Reed Financial, Inc. 401(k) and Thrift Plan and/or the Waddell & Reed Financial, Inc. Retirement Income Plan who are transferring plan assets into an IRA through Waddell & Reed.

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The following replaces the twelfth bullet point of the “Your Account — Choosing a Share Class — Sales Charge Waivers for Certain Investors — Class A shares may be purchased at NAV by:” section on page 16:

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Retirement plan accounts held in, and shareholders investing through direct transfers from, the Waddell & Reed Advisors Retirement Plan, Innovator Advantage Plan and Flexible Advantage Plan offered and distributed by Nationwide Investment Services Corporation through Nationwide Trust Company, FSB (“Nationwide Retirement Plans”), or in and from the Waddell & Reed Advisors Express Plan, Select Plan, and Advantage Plan offered and distributed by Securian Retirement Services, a business unit of Minnesota Life Insurance Company (“Securian Retirement Plans”).

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The following is inserted as a new sentence following the last sentence of the first paragraph of the “Your Account — Choosing a Share Class — Contingent Deferred Sales Charge” section on page 17:

This may depend on the policies, procedures and trading platforms of your financial intermediary. Please consult your financial advisor.

*****

The seventh bullet point of the “Your Account — Choosing a Share Class — Class C Shares” section on page 18 is deleted in its entirety.

IVY FUNDS

Supplement dated April 1, 2015 to the

Ivy Funds Statement of Additional Information

dated July 31, 2014

and as supplemented August 22, 2014, November 14, 2014 and December 31, 2014

The following is inserted as a new section following the “The Funds, Their Investments, Related Risks and Restrictions — Restricted Securities” section on page 40:

Shanghai-Hong Kong Stock Connect Program

Certain Funds may invest in China A-Shares of certain Chinese companies through the Shanghai-Hong Kong Stock Connect Program (Connect Program). The Connect Program is subject to quota limitations and an investor cannot purchase and sell the same security on the same trading day, which may restrict a Fund’s ability to invest in China A-shares through the Connect Program and to enter into or exit trades on a timely basis. The Shanghai market may be open at a time when the Connect Program is not trading, with the result that prices of China A-shares may fluctuate at times when a Fund is unable to add to or exit its position. Only certain China A-shares are eligible to be accessed through the Connect Program. Such securities may lose their eligibility at any time, in which case they could be sold, but could no longer be purchased through the Connect Program. Because the Connect Program is new, the actual effect on the market for trading China A-shares with the introduction of large numbers of foreign investors is unknown. In addition, there is no assurance that the necessary systems required to operate the Connect Program will function properly or will continue to be adapted to changes and developments in both markets. In the event that the relevant systems do not function properly, trading through the Connect Program could be disrupted.

The Connect Program is subject to regulations promulgated by regulatory authorities for both exchanges and further regulations or restrictions, such as limitations on redemptions or suspension of trading, may adversely impact the Connect Program, if the authorities believe it necessary to assure orderly markets or for other reasons. There is no guarantee that both exchanges will continue to support the Connect Program in the future. Investments in China A-shares may not be covered by the securities investor protection programs of either exchange and, without the protection of such programs, will be subject to the risk of default by the broker. In the event that the depository of the Shanghai Stock Exchange (“ChinaClear”) defaulted, a Fund may not be able to recover fully its losses from ChinaClear or may be delayed in receiving proceeds as part of any recovery process. Because of the way in which China A-shares are held in the Connect Program, a Fund may not be able to exercise the rights of a shareholder and may be limited in its ability to pursue claims against the issuer of a security. A Fund may not be able to participate in corporate actions affecting China A-shares held through the Connect Program due to time constraints or for other operational reasons. Similarly, a Fund may not be able to appoint proxies or participate in shareholders’ meetings due to current limitations on the use of multiple proxies in China.

Because all trades on the Connect Program in respect of eligible China A-shares must be settled in Renminbi (RMB), the Chinese currency, investors must have timely access to a reliable supply of offshore RMB, which cannot be guaranteed.

Trades on the Connect Program are subject to certain requirements prior to trading. If these requirements are not completed prior to the market opening, a Fund cannot sell the shares on that trading day. In addition, these requirements may limit the number of brokers that a Fund may use to execute trades. If an investor holds 5% or more of the total shares issued by a China A-share issuer, the investor must return any profits obtained from the purchase and sale of those shares if both transactions occur within a six-month period. If a Fund holds 5% or more of the total shares of a China A-share issuer through its Connect Program investments, its profits may be subject to this limitation. In addition, it currently is not clear whether all accounts managed by the Investment Manager and/or its affiliates will be aggregated for purposes of this limitation. If that is the case, it makes it more likely that a Fund’s profits may be subject to this limitation.

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The following replaces the last sentence of the third paragraph of the “Investment Advisory and Other Services — Shareholder Services” section on page 94:

The Fund will reimburse WISC for such costs if the annual rate of the third-party per account charges for a Fund are less than or equal to $12.00 per account or an annual fee of 0.14 of 1% that is based on average daily net assets.

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The following replaces the last sentence of the fifth paragraph of the “Investment Advisory and Other Services — Shareholder Services” section on page 94:

WISC will pay the third parties for performing such services and the Fund will reimburse WISC for such costs if the annual rate of the third-party per account charges for a Fund are less than or equal to $18.00 or an annual fee of 0.20 of 1% that is based on average daily net assets.

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The following is added as a new sentence at the end of the first paragraph of the “Purchase, Redemption and Pricing of Shares — Net Asset Value Purchases of Class A and Class E Shares” section on page 132:

In addition, Class A shares of a Fund may be purchased at NAV by former participants in the Waddell & Reed Financial, Inc. 401(k) and Thrift Plan and/or the Waddell & Reed Financial, Inc. Retirement Income Plan who are transferring plan assets into an IRA through Waddell & Reed.

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The following replaces the sixth paragraph of the “Purchase, Redemption and Pricing of Shares — Net Asset Value Purchases of Class A and Class E Shares” section on page 133:

Shareholders investing through certain investment advisers and broker-dealers in advisory accounts, wrap accounts and asset allocation programs that charge asset-based fees may purchase Class A shares at NAV.

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The following replaces the eighth paragraph of the “Purchase, Redemption and Pricing of Shares — Net Asset Value Purchases of Class A and Class E Shares” section on page 133:

Shareholders holding retirement plan accounts in, and shareholders investing through direct transfers from, the Waddell & Reed Advisors Retirement Plan, Innovator Advantage Plan and Flexible Advantage Plan offered and distributed by Nationwide Investment Services Corporation through Nationwide Trust Company, FSB (“Nationwide Retirement Plans”), or in and from the Waddell & Reed Advisors Express Plan, Select Plan, and Advantage Plan offered and distributed by Securian Retirement Services, a business unit of Minnesota Life Insurance Company (“Securian Retirement Plans”), may purchase Class A shares at NAV.

IVY FUNDS

Supplement dated April 1, 2015 to the

Ivy Mid Cap Income Opportunities Fund Statement of Additional Information

dated October 1, 2014

and as supplemented November 14, 2014

The following replaces the last sentence of the second paragraph of the “Investment Advisory and Other Services — Shareholder Services” section on page 49:

The Fund will reimburse WISC for such costs if the annual rate of the third-party per account charges for the Fund are less than or equal to $12.00 per account or an annual fee of 0.14 of 1% that is based on average daily net assets.

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The following replaces the last sentence of the third paragraph of the “Investment Advisory and Other Services — Shareholder Services” section on page 49:

WISC will pay the third parties for performing such services and the Fund will reimburse WISC for such costs if the annual rate of the third-party per account charges for the Fund are less than or equal to $18.00 or an annual fee of 0.20 of 1% that is based on average daily net assets.

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The following is added as a new sentence at the end of the first paragraph of the “Purchase, Redemption and Pricing of Shares — Net Asset Value Purchases of Class A and Class E Shares” section on page 60:

In addition, Class A shares of the Fund may be purchased at NAV by former participants in the Waddell & Reed Financial, Inc.
401(k) and Thrift Plan and/or the Waddell & Reed Financial, Inc. Retirement Income Plan who are transferring plan assets into an IRA through Waddell & Reed.

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The following replaces the tenth full paragraph of the “Purchase, Redemption and Pricing of Shares — Net Asset Value Purchases of Class A and Class E Shares” section on page 61:

Shareholders investing through certain investment advisers and broker-dealers in advisory accounts, wrap accounts and asset allocation programs that charge asset-based fees may purchase Class A shares at NAV.

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The following replaces the twelfth full paragraph of the “Purchase, Redemption and Pricing of Shares — Net Asset Value Purchases of Class A and Class E Shares” section on page 61:

Shareholders holding retirement plan accounts in, and shareholders investing through direct transfers from, the Waddell & Reed Advisors Retirement Plan, Innovator Advantage Plan and Flexible Advantage Plan offered and distributed by Nationwide Investment Services Corporation through Nationwide Trust Company, FSB (“Nationwide Retirement Plans”), or in and from the Waddell & Reed Advisors Express Plan, Select Plan, and Advantage Plan

offered and distributed by Securian Retirement Services, a business unit of Minnesota Life Insurance Company (“Securian Retirement Plans”), may purchase Class A shares at NAV.

IVY FUNDS

Supplement dated July 1, 2015 to the

Ivy Funds Prospectus

dated July 31, 2014

and as supplemented August 4, 2014, November 14, 2014, December 12, 2014, April 1, 2015, April 15, 2015 and May 15, 2015

The following replaces the “Management Risk” bullet point of the “Principal Investment Risks” section for Ivy Micro Cap Growth Fund on page 19:

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Management Risk. Fund performance is primarily dependent on IICO’s skill in evaluating and managing the Fund’s portfolio. There can be no guarantee that its decisions will produce the desired results, and the Fund may not perform as well as other similar mutual funds.